L22000024298

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H22000028162 3)))

H220000281623ABCX

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:
Division of Corporations
Fax Number : (850)617-6381

From:
Account Name : VCORP SERVICES, LLC
Account Number : I20080000067
Phone : (845)425-0077
Fax Number : (845)918-3599

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ______________________________

FLORIDA LIMITED LIABILITY CO.
Bequest Capital LLC

Certificate of Status	0
Certified Copy	0
Page Count	01
Estimated Charge	$125.00

2022 JAN 21 PM 2:37

FILED
2022 JAN 21 AM 11:08
SECRETARY OF STATE
TALLAHASSEE, FL

Electronic Filing Menu   Corporate Filing Menu   Help

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

Bequest Capital LLC
(Must end with the words "Limited Liability Company, "L.L.C.," or "LLC.")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	**Mailing Address:**
2 N Tamiami Trail, Suite 710	2 N Tamiami Trail, Suite 710
Sarasota, FL 34236	Sarasota, FL 34236

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Martin Saenz
Name

2 N Tamiami Trail, Suite 710
Florida street address (P.O. Box **NOT** acceptable)

Sarasota	FL	34236
City	State	Zip

FILED
2022 JAN 21 AM 11:08
SECRETARY OF STATE
TALLAHASSEE, FL

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S.

Registered Agent's Signature (REQUIRED)

(CONTINUED)

ARTICLE IV-

The name and address of each person authorized to manage and control the Limited Liability Company:

Title: "AMBR" = Authorized Member "MGR" = Manager	**Name and Address:**
MGR	Shawn Muneio 2 N Tamiami Trail, Suite 710 Sarasota, FL 34236
MGR	Kaveh Mehregan 2 N Tamiami Trail, Suite 710 Sarasota, FL 34236
AMBR	Amanda Mehregan 2 N Tamiami Trail, Suite 710 Sarasota, FL 34236
MGR	Martin Saenz 2 N Tamiami Trail, Suite 710 Sarasota, FL 34236

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: ______________. (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

ARTICLE VI: Other provisions, if any.

ARTICLE IV Continued: AMBR - Ruth Saenz, 2 N Tamiami Trail, Suite 710, Sarasota, FL 34236

AMBR - Tiffany Muneio, 2 N Tamiami Trail, Suite 710, Sarasota, FL 34236

REQUIRED SIGNATURE:

[signature]

Signature of a member or an authorized representative of a member.

This document is executed in accordance with section 605.0203 (1) (b), Florida Statutes. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Martin Saenz

Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)